SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SCHEDULE 14C

(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Definitive Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

BLACK RIDGE OIL & GAS, INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

Payment of Filing Fee (Check the Appropriate Box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which the transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

BLACK RIDGE OIL & GAS, INC.

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

December __, 2019

Dear Stockholders:

We are furnishing the attached Information Statement to the holders of common stock, par value $0.0001 per share (the “Common Stock”), of Black Ridge Oil & Gas, Inc., a Nevada corporation (the “Company,” “we,” “us” or “our”). The purpose of the Information Statement is to notify stockholders in accordance with Chapter 78 of the Nevada Revised Statutes (the “NRS”) that, in lieu of a meeting of the stockholders of the Company, the Board of Directors of the Company (the “Board”), have taken and approved the following actions to:

(1) approve an amendment to our Articles of Incorporation, (the “Articles of Incorporation”), to effect a reverse stock split of our issued and outstanding Common Stock at a ratio of one-for-300 (the “Reverse Stock Split”);

(2) approve a separate amendment to our Articles of Incorporation (which, in the discretion of the Board, may be combined into one amendment or filed as two separate amendments as determined by the Board) to change the name of the Company from “Black Ridge Oil & Gas, Inc.” to “Black Ridge, Inc.” (the “Name Change”) and

(3) approve the Company’s 2020 Equity Plan (the “2020 Equity Plan”).

This notice and accompanying Information Statement shall constitute notice to you of the Voting Stockholders taking the aforementioned corporate actions by written consent, without a meeting, pursuant to the requirements of the NRS.

The accompanying Information Statement is being provided to you for your information to comply with the requirements of Regulation 14C of the Securities Exchange Act of 1934, (“Exchange Act”). This Information Statement constitutes notice to you of the aforementioned corporate actions to be taken without a meeting, pursuant to the requirements of the NRS. You are urged to read this Information Statement carefully in its entirety. However, no action is required on your part in connection with this document, including with respect to the approval of the Reverse Stock Split and the Name Change. No meeting of our stockholders will be held or proxies requested because we have received written consent to these matters from the Voting Stockholders who hold a majority of the aggregate issued and outstanding shares of our voting stock.

Under Rule 14c-2(b) of the Exchange Act, none of the actions described in the Information Statement may be taken earlier than 20 calendar days after we have sent or given the Information Statement to our stockholders. We intend to distribute this Notice and Information Statement to our stockholders on or about December __, 2019. The record date established for purposes of determining the number of issued and outstanding shares of voting stock, and thus voting power, was November 12, 2019.

THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. THIS IS NOT A NOTICE OF MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Sincerely

/s/ Kenneth DeCubellis
Name: Kenneth DeCubellis
Title: Chief Executive Officer and Interim Chief Financial Officer

BLACK RIDGE OIL & GAS, INC.

110 North 5th Street, Suite 410

Minneapolis, MN 55403

(952) 426-1241

INFORMATION STATEMENT

We Are Not Asking You for a Proxy and

You Are Requested Not To Send Us a Proxy

INTRODUCTION

This Information Statement is being furnished to the stockholders of Black Ridge Oil & Gas, Inc. (the “Company,” “we,” “us,” or “our”) in connection with the actions to be taken by us as a result of written consents in lieu of a meeting of stockholders pursuant to the NRS dated November 12, 2019.

This Information Statement and Notice of Stockholder Action by Written Consent is being furnished by us to our stockholders of record as of November 12, 2019 (the “Record Date”), to inform our stockholders that the Board of Directors of the Company (the “Board”) and the holders of approximately 54% of our outstanding voting securities as of such date (the “Voting Stockholders”), have taken and approved the following actions (collectively, the “Corporate Actions”) to:

(1) approve an amendment (the “Reverse Split Amendment”) to our Articles of Incorporation(the “Articles of Incorporation”), to effect a reverse stock split of our issued and outstanding Common Stock at a ratio of one-for-300 (the “Reverse Stock Split”);

(2) approve an amendment (the “Name Change Amendment” and together with the Reverse Split Amendment, the “Amendments”) to our Articles of Incorporation to change the name of the Company from “Black Ridge Oil & Gas, Inc.” to “Black Ridge, Inc.” (the “Name Change”). The Amendments may, in the discretion of the Board, be combined into one amendment or filed as two separate amendments as determined by the Board and

(3) approve the Company’s 2020 Equity Plan (the “2020 Equity Plan”).

This Information Statement is being sent to you to notify you of the Corporate Actions being taken by written consent in lieu of a meeting of our stockholders. On December 5, 2019, by unanimous written action, our Board adopted and approved the Reverse Stock Split, the Name Change, the Amendments and the 2020 Equity Plan.

On the Record Date, the Voting Stockholders, representing approximately 54% of the voting power of our Company as of the Record Date, adopted and approved by written consent the Reverse Stock Split, the Name Change, the Amendments and the Company’s 2020 Equity Plan.

Section 78.320 of Chapter 78 of the NRS provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. The NRS, however, require that in the event an action is approved by written consent, a company must provide notice of the taking of any corporate action without a meeting to all stockholders who were entitled to vote upon the action but who have not consented to the action. Under Nevada law, stockholders of the Company (the “Stockholders”) are not entitled to dissenters’ rights with respect to the Reverse Stock Split.

We are distributing this Information Statement to our stockholders in full satisfaction of any notice requirements we may have under the NRS and of Regulation 14C of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

1

This Information Statement is dated as of December ___, 2019 and is first being sent or given to our stockholders of record on or about December ___, 2019.

On the Record Date, there were 479,844,900 shares of our Common Stock issued and outstanding and entitled to notice of and to vote on all matters presented to stockholders. Holders of Common Stock are entitled to one vote per share.

Pursuant to the NRS, at least a majority of the voting power of the Company, or at least 239,922,450 votes, were required to approve the Corporate Actions by written consent. On the Record Date, the Voting Stockholders, as the holder of 256,931,406 votes representing 53.5% of the outstanding shares of our Voting Securities, executed written consents adopting, approving and ratifying the Corporate Actions, thereby satisfying the requirement under the NRS that at least a majority of the voting power vote in favor of the Corporate Actions by written consent.

This Information Statement and the accompanying notice constitute notice to you of action by written consent as required under the NRS. Because we have obtained sufficient stockholder approval of the Corporate Actions, no other consents or votes will be solicited in connection with this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Under federal securities laws, the Corporate Actions may not be completed until 20 calendar days after the date of distribution of this Information Statement to our stockholders. Therefore, notwithstanding the execution and delivery of the written consent, the Corporate Actions will not occur until that time has elapsed.

Dissenters’ Rights of Appraisal

Under the NRS, Company stockholders are not entitled to appraisal rights with respect to the Corporate Actions.

2

DESCRIPTION OF STOCKHOLDER ACTIONS – REVERSE STOCK SPLIT

Introduction

On December 5, 2019, our Board approved the Reverse Split Amendment to our Articles of Incorporation to effect a Reverse Stock Split of our issued and outstanding Common Stock at a ratio of one-for-300. On December 19, 2019, the Voting Stockholders, acting by written consent, approved the Reverse Stock Split and the Reverse Split Amendment.

Effecting the Reverse Stock Split requires that our Articles of Incorporation be amended. The text that will be incorporated into our Articles of Incorporation upon effecting the Reverse Stock Split is attached as Annex A to this Information Statement. The Reverse Split Amendment, which will not be filed until at least twenty days following the date of this Information Statement, will be effective upon the filing of such Reverse Split Amendment with the Secretary of State of Nevada.

There are three principal reasons for the Reverse Stock Split: (1) the Reverse Stock Split should increase the stock price of our Common Stock, which is currently trading on the OTCQB operated by OTC Markets Group Inc. (the “OTCQB”), to a level sufficiently above the minimum bid price requirement that is required to list on either the Nasdaq Capital Market or the NYSE American LLC (the Nasdaq Capital Market and the NYSE American LLC collectively referred to as the “Exchanges”) such that the Board, in its sole discretion, may apply for initial listing on either of the Exchanges, (2) the Reverse Stock Split may increase the price of our Common Stock to levels that might attract a broader audience of potential investors (as of December 19, 2019, the closing price of our Common Stock was $0.018) and lower the number of our outstanding shares of Common Stock, resulting in a capitalization for our Company that might attract a broader audience of potential investors and (3) the additional authorized but unissued shares that will be available following the Reverse Stock Split are expected to provide additional flexibility for the Company as it continues to explore potential strategic alternatives including a merger, acquisition, or a business combination.

One principal effect of the Reverse Stock Split would be to decrease the number of outstanding shares of our Common Stock. Except for de minimus adjustments that may result from the treatment of fractional shares as described below, the Reverse Stock Split will not have any dilutive effect on our stockholders since each stockholder would hold the same percentage of our Common Stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. The relative voting and other rights that accompany the shares of Common Stock would not be affected by the Reverse Stock Split.

After the effective date of the proposed Reverse Split, each stockholder will own a reduced number of shares of Common Stock. Except for adjustments that may result from the treatment of fractional shares as described below, the proposed Reverse Split will affect all stockholders uniformly. The proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the proposed Reverse Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our Common Stock immediately prior to a Reverse Split would continue to hold 2% (assuming there is no impact as a result of the payment of cash or rounding up of shares to the nearest whole share in lieu of issuing fractional shares and no other shares of Common Stock issuable upon exercise or conversion of any other derivative securities are issued) of the voting power of the outstanding shares of our Common Stock immediately after such Reverse Stock Split. The number of stockholders of record also will not be affected by the proposed Reverse Split, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest or has such fractional shares rounded up to the nearest whole share after the Reverse Split, as described below.

The following table contains the approximate number of issued and outstanding shares of Common Stock, as of the Record Date, as well as the effect on the number of shares of Common Stock authorized based on the Reverse Split Ratio selected by the Board.

3

	Prior to the Reverse Stock Split	Assuming a one- for-300 Reverse Stock Split
Aggregate Number of Shares of Common Stock Outstanding	479,844,900	1,600,676
Number of Shares of Common Stock Reserved for Issuance	11,703,500	39,011
Number of Shares of Common Stock Authorized but Unissued and Unreserved	8,451,600	498,360,313

The Reverse Stock Split will not have any impact on the number of authorized shares of Common Stock provided for in our Articles of Incorporation which shall remain at 500,000,000 shares. Although the Reverse Stock Split will not have any dilutive effect on our stockholders, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease because we will not be reducing our authorized shares of Common Stock. The additional authorized but unissued shares may be used for various purposes, including, without limitation, raising capital, providing equity incentives to employees, officers or directors, effecting stock dividends, establishing strategic relationships with other companies and expanding our business through the acquisition of other businesses or products. We do not currently have any plans, proposals or arrangements to issue any of the potentially newly available authorized shares that result from the Reverse Stock Split for any purposes. The Reverse Stock Split is not part of a broader plan to take the Company private.

Reasons for the Reverse Stock Split

The Board’s primary objectives in effecting the Reverse Stock Split, if necessary or if the Board otherwise desires, is to enable the Board to (i) raise the per share trading price of our Common Stock, which is currently trading only on the OTCQB, to allow for a listing of our Common Stock on one of the Exchanges (ii)  attract a broader audience of potential investors, either in connection with listing on an Exchange or otherwise and (iii) use the additional authorized but unissued shares that will be available following the Reverse Stock Split to explore and execute strategic alternatives including a merger, acquisition, or a business combination.

Our Board has determined that by increasing the market price per share of our Common Stock, we would meet the stock price element of the initial listing requirements of each of the Exchanges and our Common Stock could be initially listed on one of the Exchanges. Our Board concluded that the liquidity and marketability of our Common Stock will be adversely affected if it is not listed on an Exchange as investors can find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our Common Stock. Our Board believes that current and prospective investors may view an investment in our Common Stock more favorably if our Common Stock is quoted on one of the Exchanges.

Our Board also believes that the Reverse Stock Split and any resulting increase in the per share price of our Common Stock should enhance the acceptability and marketability of our Common Stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our Common Stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our Common Stock.

Our Board is in the process of conducting a strategic review to identify, review and explore alternatives for the Company, including a merger, acquisition, or a business combination. Our Board believes that the increase in the number of authorized but unissued shares following the Reverse Stock Split would provide additional flexibility for the Company to the extent that the Board determines the use of equity is in the best interests of the Company in executing any such any such strategic alternative in the future.

4

We cannot assure you that the Reverse Stock Split will have any of the desired effects described above. More specifically, we cannot assure you that after the Reverse Stock Split the market price of our Common Stock will increase proportionately to reflect the ratio for the Reverse Stock Split, that the market price of our Common Stock will not decrease to its pre-split level, or that our market capitalization will be equal to the market capitalization before the Reverse Stock Split. Moreover, the Board is not legally committed to listing the Common Stock on an Exchange.

Potential Disadvantages of the Reverse Stock Split

As noted above, the principal purpose of the Reverse Stock Split would be to help increase the per share market price of our Common Stock by up to a factor of 300. However, we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of Common Stock will increase the market price of our Common Stock, we cannot assure you that the Reverse Stock Split will increase the market price of our Common Stock by an equivalent multiple, or result in any permanent increase in the market price of our Common Stock. The price of our Common Stock is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Stock Split, then the value of our Company as measured by our stock capitalization will be reduced, perhaps significantly.

Furthermore, and importantly, in order to qualify for listing on an Exchange, the Common Stock will need to trade above a required dollar value per share ($4.00 per share for the Nasdaq Capital Market and $3.00 per share for the NYSE American) for 30 days in any 60 day period following the Reverse Stock Split, and there is a risk that this key threshold for listing the Common Stock on an Exchange will not be met, which would lead to the inability to have the Common Stock listed on an Exchange. Investors or potential investors in the Common Stock should not hold their investments or make new investments in the Common Stock in reliance on the fact that the Common Stock will qualify for listing on an Exchange.

The number of shares held by each individual stockholder would be reduced if the Reverse Stock Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. This has two disadvantages. First, each of the Exchanges requires that we have a certain number of round lot stockholders to be initially listed (the Nasdaq Marketplace Rules require that we have 300 round lot stockholders and the NYSE American requires that we have 400 round lot stockholders). Second, the transaction costs to stockholders selling “odd lots” are typically higher on a per share basis. Consequently, the Reverse Stock Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

Although our Board believes that the decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Stock Split and the anticipated increase in the market price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

Effecting the Reverse Stock Split

Any time twenty calendar days following the date of this Information Statement, the Reverse Split Amendment will be filed with the Secretary of State of Nevada. The actual timing of the filing of the Reverse Split Amendment with the Secretary of State of Nevada to effect the Reverse Stock Split will be determined by our Board. In addition, if for any reason our Board deems it advisable to do so, the Reverse Stock Split may be abandoned at any time prior to the filing of the Reverse Split Amendment, without further action by our stockholders. The Reverse Stock Split will be effective as of the date of filing with the Secretary of State of Nevada (the “Effective Time”). Upon the filing of the Reverse Split Amendment, without further action on our part or our stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of Common Stock based on a Reverse Stock Split ratio determined by the Board. For example, if you presently hold 3000 shares of our Common Stock, you would hold 10 shares of our Common Stock following the Reverse Stock Split.

5

Effect on Outstanding Shares, Warrants, Options and Certain Other Securities

If the Reverse Stock Split is implemented, the number of shares our Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our Common Stock owned by each stockholder will remain unchanged except that, as described below under “Fractional Shares,” our intent is that record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will either receive cash in lieu of such fractional share or have their ownership of shares of Common Stock rounded up to the nearest whole share. The number of shares of our Common Stock that may be purchased upon exercise of outstanding options or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, will also be ratably adjusted in accordance with their terms as of the Effective Time. To the extent that any adjustment to the number of shares of Common Stock that may be purchased upon exercise of outstanding options or other securities convertible into, or exercisable or exchangeable in shares of Common Stock, as a result of the Reverse Stock Split, would result in such securities being exercisable or convertible into fractional shares, the total number of shares of Common Stock that may be purchased upon exercise of outstanding options or other securities convertible into, or exercisable or exchangeable into shares of Common Stock, will be rounded down.

	Prior to the Reverse Split	Assuming a one-for- 300 Reverse Stock Split
Warrants	390,000	1,300
Options	10,261,300	34,204

Effect on Registration and Stock Trading

The Company’s Common Stock is currently registered under Section 12(g) of the Exchange Act and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of the Company’s Common Stock under the Exchange Act.

The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act. We currently expect that those stockholders who hold less than 25 shares would be eliminated as a result of the payment of cash in lieu of any fractional share interest in connection with the Reverse Stock Split. Stockholders who hold greater than 25 shares but less than 300 shares would have their ownership of shares of Common Stock rounded up to the nearest whole share. The Board reserves the right, however, to modify the threshold at which fractional shares would be rounded up to the nearest whole share of Common Stock for some or all of such registered holders, if the Board shall determine that doing so would be in the Company’s best interests, including in order to avoid effecting a going private transaction as described in Rule 13e-3 of the Exchange Act. The Company currently expects that implementation of the Reverse Stock Split and related treatment of fractional shares will reduce the number of registered holders of Common Stock to 335.

If the Reverse Stock Split is implemented, the rights and preferences of the issued and outstanding shares of the Common Stock would remain the same after the Reverse Stock Split. Each share of Common Stock issued pursuant to the Reverse Stock Split would be fully paid and non-assessable.

We expect that immediately following the Reverse Stock Split the Company’s Common Stock will continue to be listed on the OTCQB under the symbol “ANFC,” although it will be considered a new listing with a new CUSIP number.

6

Fractional Shares; Exchange of Stock Certificates

Our Board does not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we do not expect to issue certificates representing fractional shares. Instead, for stockholders owning less than 25 shares of Common Stock prior to the Reverse Stock Split, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the Reverse Stock Split, we will pay cash (without interest) equal to the volume weighted average of the closing sales prices of our Common Stock on the OTCQB during regular trading hours for the five consecutive trading days immediately preceding the effective date of the Reverse Split (with such average closing sales prices being adjusted to give effect to the Reverse Split) to each stockholder of record that properly submits its old stock certificate(s), together with the properly executed and completed letter of transmittal to the transfer agent. No cash payment will be provided for fractional shares where a stockholder fails to return the letter of transmittal or submit the old stock certificate(s) in compliance with the instructions provided in the letter of transmittal. Any such failure will also result in the cancellation of fractional shares and a rounding down of the number of shares of Common Stock owned by the stockholder to the nearest whole share. After the Reverse Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above. For example, assuming a split ratio of 300:1, if a stockholder held 700 shares of Common Stock immediately prior to the Reverse Split, then such stockholder would be paid in cash for 100 of those shares of Common Stock and will maintain ownership of 2 shares of Common Stock following the Reverse Split.

We currently expect that those stockholders who hold less than 25 shares of Common Stock would be eliminated as a result of the payment of cash in lieu of any fractional share interest in connection with the Reverse Stock Split. Stockholders holding between 25 and 300 shares will have the number of shares of Common Stock they own rounded to one share.

We have included a letter of transmittal with this Information Statement. Each stockholder will be able to obtain a certificate evidencing his, her or its post-Reverse Stock Split shares only by sending the exchange agent (who will be the Company’s transfer agent) the stockholder’s old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require. Stockholders will not receive certificates for post-Reverse Stock Split shares unless and until their old certificates are surrendered. Stockholders should only send in their certificates with the letter of transmittal. The exchange agent will send each stockholder, if elected in the letter of transmittal, a new stock certificates after receipt of that stockholder’s properly completed letter of transmittal and old stock certificate(s). A stockholder that surrenders his, her or its old stock certificate(s) but does not elect to receive a new stock certificate in the letter of transmittal will be deemed to have requested to hold that stockholder’s shares electronically in book-entry form with our transfer agent.

Certain of our registered holders of Common Stock hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, the stockholder may return a properly executed and completed letter of transmittal.

Stockholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Stock Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees. Stockholders will not have to pay any service charges in connection with the exchange of their certificates.

Authorized Shares

The Reverse Stock Split will not have any effect on the authorized number of shares of our Common Stock which is currently 500,000,000 shares. In accordance with our Articles of Incorporation, as amended, and Nevada law, our stockholders do not have any preemptive rights to purchase or subscribe for any of our unissued or treasury shares.

7

Anti-Takeover and Dilutive Effects

As previously described, although the Reverse Stock Split will not have any dilutive effect on our stockholders, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease because we will not be reducing our authorized shares of Common Stock. The additional shares of Common Stock that are authorized but unissued provide our Board with flexibility to effect, among other transactions, public or private refinancings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Reverse Stock Split will give our Board authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or the rules of the Exchanges. The Reverse Stock Split is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued Common Stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

In addition, the issuance of additional shares of Common Stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of our outstanding Common Stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in us. Holders of our Common Stock are not entitled to preemptive rights or other protections against dilution. Our Board intends to take these factors into account before authorizing any new issuance of shares.

CUSIP Number

As a result of the Reverse Stock Split and Name Change, the Common Stock will receive a new CUSIP number, which is the number used to identify the Company’s equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number. The Common Stock will continue to be quoted on the OTCQB, subject to compliance with OTC Markets listing standards.

Accounting Consequences

As of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Stock Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our Common Stock outstanding.

Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock. This summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to persons that may be subject to special treatment under U.S. federal income tax law or persons that do not hold our Common Stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split. Each stockholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Stock Split.

8

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a stockholder generally will not recognize gain or loss on the Reverse Stock Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Stock Split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received generally will include the holding period of the pre-split shares exchanged.

A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long-term if held more than one year. The deductibility of net capital losses by individuals and corporations is subject to limitations.

Information returns may be required to be filed with the Internal Revenue Service with respect to the receipt of cash in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split in the case of certain stockholders.

No gain or loss will be recognized by us as a result of the Reverse Stock Split.

9

DESCRIPTION OF STOCKHOLDER ACTIONS –

CHANGE OF NAME TO “BLACK RIDGE, INC.”

AND RELATED AMENDMENT TO ARTICLES OF INCORPORATION

Introduction

On December 5, 2019, our Board approved and adopted the Name Change Amendment to our Articles of Incorporation to change the Company’s name to “Black Ridge, Inc.” On December 19, 2019, the Voting Stockholders, acting by written consent, approved the Name Change and Name Change Amendment.

Implementing the Amendment requires that our Articles of Incorporation be amended. The text that will be incorporated into our Articles of Incorporation upon effecting the Name Change Amendment is attached as Annex B to this Information Statement. The Name Change Amendment, which will not be filed until at least twenty days following the date of this Information Statement, will be effective upon the filing of such Name Change Amendment with the Secretary of State of Nevada.

Reasons for the Amendment

In connection with the Company’s determination to pursue strategic business opportunities in industries outside of the oil and gas industry, the Board determined that it would be appropriate to rename the Company to reflect the Company’s broader mission. The Board believes that “Black Ridge, Inc.” captures the essence of the Company’s new mission statement. Please see Annex B attached to this Information Statement for the entire language of the Name Change Amendment.

10

DESCRIPTION OF STOCKHOLDER ACTIONS – ADOPTION OF THE 2020 EQUITY PLAN

Approval of 2020 Equity Plan

Our board of directors and management believe that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve strong performance in the future. The 2020 Equity Plan will maintain and enhance the key policies and practices adopted by our management and board of directors to align employee and stockholder interests. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We believe that the adoption of the 2020 Equity Plan is essential to permit our management to continue to provide long-term, equity-based incentives to present and future employees.

The 2020 Equity Plan has been approved by the Voting Stockholders in order to ensure (i) favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) continued eligibility to receive a federal income tax deduction for certain compensation paid under the 2020 Equity Plan by complying with Rule 162(m) of the Code. The Company has reserved a total of 320,000 shares of our authorized common stock for issuance under the 2020 Equity Plan.

The following is a brief summary of the 2020 Equity Plan. This summary is qualified in its entirety by reference to the text of the 2020 Equity Plan, a copy of which is attached as Annex C to this Information Statement.

General

The 2020 Equity Plan enables our board of directors to provide equity-based incentives through grants of awards to the Company’s present and future employees, directors, consultants and other third party service providers.

Shares issued under the 2020 Equity Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of acquiring another entity will not reduce the maximum number of shares of common stock reserved for issuance under the 2020 Equity Plan. In addition, the number of shares of common stock subject to the 2020 Equity Plan, any number of shares subject to any numerical limit in the 2020 Equity Plan, and the number of shares and terms of any incentive award may be adjusted in the event of any change in our outstanding common stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

Administration

The compensation committee of our board of directors (or such other committee as is designated by our board of directors, or in the absence of any such committee, the full board of directors) (the “Committee”), will administer the 2020 Equity Plan. Subject to the terms of the 2020 Equity Plan, the Committee will have complete authority and discretion to determine the terms of awards under the 2020 Equity Plan.

11

Stock Options

The 2020 Equity Plan authorizes the grant of Incentive Stock Options and Non-Qualified Stock Options (each an “Option”). Options granted under the 2020 Equity Plan entitle the grantee, upon exercise, to purchase a specified number of shares of common stock from us at a specified exercise price per share. The administrator of the 2020 Equity Plan will determine the period during which an Option may be exercised, as well as any Option vesting schedule, except that no Option may be exercised more than 10 years after the date of grant. The exercise price for shares of common stock covered by an Option cannot be less than the fair market value of the common stock on the date of grant. Under the 2020 Equity Plan, a participant may not surrender an Option for the grant of a new Option with a lower exercise price or another award.

The aggregate fair market value, determined on the date of grant, of shares for which Incentive Stock Options granted under the 2020 Equity Plan become exercisable by a participant during any calendar year shall not exceed $100,000, and any amount in excess of $100,000 shall be treated as Non-Qualified Stock Options. If an Incentive Stock Option is granted to any employee of the Company who owns more than 10% of the total combined voting securities of the Company, the option price of such Incentive Stock Option shall be at least 110% of the fair market value of the common stock on the date of grant, and such Incentive Stock Option shall not be exercisable more than five years after the date of grant.

Exercise of Stock Options

An Option’s exercise price may be paid in cash or by certified check at the time the Option is exercised, or, at the discretion of the Committee, (1) a reload option whereby the exercise price is paid by exchange of other common stock with a fair market value equal to the Option exercise price; (2) a “cashless” exchange established with a broker; (3) by reducing the number of shares of common stock otherwise deliverable upon exercise with the fair market value equal to the aggregate Option exercise price; or (4) any combination of the previous methods.

SARs

Concurrently with the award of any Option, the administrator of the 2020 Equity Plan may award to the Option holder a related SAR, which permits the Option holder to be paid the appreciation on the related Option in lieu of exercising the Option. Additionally, the administrator may award free-standing SARs that are not affiliated with Options granted under the 2020 Equity Plan. Any SARs related to Incentive Stock Options must be granted together with the related Option. Any SARs with respect to Non-Qualified Stock Options may be granted together or separately from the related Option. SARs may be exercised only for such period of time as the underlying Options are exercisable, in no event more than 10 years from the date of grant. If any SAR is exercised by the holder of the SAR, any underlying Option shall be cancelled, and the shares of common stock underlying such Option shall no longer be available for awards under the 2020 Equity Plan.

Restricted Stock Awards

The 2020 Equity Plan also authorizes the grant of Restricted Stock Awards on terms and conditions established by our board of directors, which may include performance conditions. The terms and conditions will include the designation of a restriction period during which the shares are not transferable and are subject to forfeiture.

12

Change in Control

The administrator of the 2020 Equity Plan may make provisions in awards with respect to a change in control. Under the 2020 Equity Plan, in the event of a change of control and absent any terms to the contrary in an award, our board of directors may take such actions to provide for one or more of: (a) accelerating the vesting of any or all awards; (b) assuming or substituting any or all outstanding awards; and (c) cashing out any or all outstanding awards immediately before the change in control.

Duration, Amendment and Termination

The administrator of the 2020 Equity Plan may suspend or terminate the 2020 Equity Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2020 Equity Plan will terminate on the tenth anniversary of its effective date. The administrator may also amend the 2020 Equity Plan at any time, except that no amendment shall be effective unless approved by our stockholders, to the extent stockholder approval is necessary to satisfy any applicable laws. No change may be made that increases the total number of shares of common stock reserved for issuance pursuant to awards or reduces the minimum exercise price for options or exchange of options for other awards, unless such change is authorized by our stockholders. A termination or amendment of the 2020 Equity Plan will not, without the consent of the participant, adversely affect a participant’s rights under a previously granted award.

Restrictions on Transfer

Incentive Stock Options may not be transferred or exercised by another person except by will or by the laws of descent and distribution. Nonqualified Stock Options may, in the sole discretion of the Committee, be transferrable to certain permitted transferees as provided in the individual award agreements.

Federal Income Tax Information

The following is a general summary of the current federal income tax treatment of awards, which are authorized to be granted under the 2020 Equity Plan, based upon the current provisions of the Code and regulations promulgated thereunder. The rules governing the tax treatment of such awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, this discussion does not address the tax consequences under applicable state and local law.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2020 EQUITY PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF AN INDIVIDUAL’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH ANY ELIGIBLE INDIVIDUAL MAY RESIDE.

Incentive Stock Options

A participant will not recognize income on the grant or exercise of an Incentive Stock Option. However, the difference between the exercise price and the fair market value of the common stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant does not exercise an Incentive Stock Option within certain specified periods after termination of employment, the participant will recognize ordinary income on the exercise of an Incentive Stock Option in the same manner as on the exercise of a Non-Qualified Stock Option, as described below. The general rule is that gain or loss from the sale or exchange of shares of common stock acquired on the exercise of an Incentive Stock Option will be treated as capital gain or loss. If certain holding period requirements are not satisfied, however, the participant generally will recognize ordinary income at the time of the disposition. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be a capital loss.

13

Non-Qualified Stock Options

A participant generally is not required to recognize income on the grant of a Non-Qualified Stock Option, a stock appreciation right, restricted stock units, a performance grant, or a stock award. Instead, ordinary income generally is required to be recognized on the date the Non-Qualified Stock Option or stock appreciation right is exercised, or in the case of restricted stock units, performance grants, and stock awards, upon the issuance of shares and/or the payment of cash pursuant to the terms of the incentive award. In general, the amount of ordinary income required to be recognized is (a) in the case of a Non-Qualified Stock Option, an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price, (b) in the case of a stock appreciation right, the amount of cash and/or the fair market value of any shares received upon exercise plus the amount of taxes withheld from such amounts, and (c) in the case of restricted stock units, performance grants, and stock awards, the amount of cash and/or the fair market value of any shares received in respect thereof, plus the amount of taxes withheld from such amounts.

Gain or Loss on Sale or Exchange of Shares

In general, gain or loss from the sale or exchange of shares of common stock granted or awarded under the 2020 Equity Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares acquired upon exercise of an incentive stock option (a “disqualifying disposition”), a participant generally will be required to recognize ordinary income upon such disposition.

Deductibility by Company

The Company generally is not allowed a deduction in connection with the grant or exercise of an Incentive Stock Option. However, if a participant is required to recognize ordinary income as a result of a disqualifying disposition, we will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a Non-Qualified Stock Option (including an Incentive Stock Option that is treated as a Non-Qualified Stock Option), a stock appreciation right, restricted stock, restricted stock units, performance grants, and stock awards, the Company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by a participant, provided that certain income tax reporting requirements are satisfied.

Performance-Based Compensation

Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives (generally the five highest paid officers) to the extent the amount paid to an executive exceeds $1 million for the taxable year. The 2020 Equity Plan has been designed to allow the Committee to grant stock options, stock appreciation rights, restricted stock, restricted stock units, and performance grants that qualify under an exception to the deduction limit of Section 162(m) for performance-based compensation.

Securities Authorized for Issuance under Prior Plans

Effective March 2, 2012, the 2012 Amended and Restated Stock Incentive Plan (the “2012 Plan”) was approved by our Board and the holders of a majority of our outstanding shares. The following table sets forth certain information regarding the 2012 Plan as of December 31, 2018:

Number of securities to be issued upon exercise of outstanding stock options	Weighted-average exercise price of outstanding stock options	Number of securities remaining available for future issuance under the 2012 Plan
7,020,000	$0.42	420,000

14

For the fiscal years ended December 31, 2018 and 2017, we issued no stock options pursuant to the 2012 Plan. There were 73,800 and 49,700 options cancelled during the years ended December 31, 2018 and 2017, respectively.

Effective December 12, 2016, the 2016 Non-Qualified Stock Option Plan (the “2016 Plan”) was approved by our Board. Amongst other things, the 2016 Plan authorized a total of 3,813,500 shares of our common stock. The following table sets forth certain information regarding our 2016 Plan as of December 31, 2018:

Number of securities to be issued upon exercise of outstanding stock options	Weighted-average exercise price of outstanding stock options	Number of securities remaining available for future issuance under the 2016 Plan
3,763,500	$0.04	50,000

For the fiscal years ended December 31, 2018 and 2017, we issued no stock options pursuant to the 2016 Plan.

Warrants

We issued warrants to purchase -0- and 435,000 shares of registered or unregistered common stock for the fiscal years ended December 31, 2018 and 2017, respectively. There were no warrants forfeited or expired during the years ended December 31, 2018 and 2017. There were 45,000 and -0- warrants exercised during the years ended December 31, 2018 and 2017, respectively. A total of 390,000 warrants are outstanding as of December 31, 2018.

15

NEW PLAN BENEFITS

The terms and number of stock options or other awards to be granted in the future under the 2020 Equity Plan are to be determined in the discretion of the Committee. Since no determinations regarding future awards or grants have yet been made, the benefits or amounts that will be received by or allocated to the Company’s executive officers or other eligible employees or non-employee directors in the future cannot be determined at this time. No awards were granted in fiscal year 2018 under the 2012 Plan or the 2016 Plan, as described above. These awards would not have changed if the 2020 Equity Plan had been in place instead of the 2012 Plan or the 2016 Plan.

16

Compensation of Directors and Executive Officers

We currently qualify as a “smaller reporting company” as such term is defined in Rule 405 of the Securities Act and Item 10 of Regulation S-K. Accordingly, and in accordance with relevant SEC rules and guidance, we have elected, with respect to the disclosures required by Item 402 (Executive Compensation) of Regulation S-K, to comply with the disclosure requirements applicable to smaller reporting companies. The following Compensation Overview is not comparable to the “Compensation Discussion and Analysis” that is required of SEC reporting companies that are not smaller reporting companies.

The following Compensation Overview describes the material elements of compensation for our executive officers identified in the Summary Compensation Table (“Named Executive Officers”) for the fiscal year ended December 31, 2018. As more fully described below, our board’s compensation committee reviews and recommends policies, practices, and procedures relating to the total direct compensation of our executive officers, including the Named Executive Officers, and the establishment and administration of certain of our employee benefit plans to our board of directors.

Compensation Program Objectives and Rewards

Our compensation philosophy is based on the premise of attracting, retaining, and motivating exceptional leaders, setting high goals, working toward the common objectives of meeting the expectations of customers and stockholders, and rewarding outstanding performance. Following this philosophy, we consider all relevant factors in determining executive compensation, including the competition for talent, our desire to link pay with performance, the use of equity to align executive interests with those of our stockholders, individual contributions, teamwork, and each executive’s total compensation package. We strive to accomplish these objectives by compensating all executives with compensation packages consisting of a combination of competitive base salary and incentive compensation.

The compensation received by our Named Executive Officers is based primarily on the levels at which we can afford to retain them and their responsibilities and individual contributions. Our compensation policy also reflects our strategy of minimizing general and administration expenses and utilizing independent professional consultants. Our compensation committee and board of directors apply the compensation philosophy and policies described below to determine the compensation of Named Executive Officers.

The primary purpose of the compensation and benefits we consider is to attract, retain, and motivate highly talented individuals who will engage in the behavior necessary to enable us to succeed in our mission, while upholding our values in a highly competitive marketplace. Different elements are designed to engender different behaviors, and the actual incentive amounts which may be awarded to each Named Executive Officer are subject to the annual review of our compensation committee who will make recommendations regarding compensation to our board of directors. The following is a brief description of the key elements of our planned executive compensation structure.

•	Base salary and benefits are designed to attract and retain employees over time.

•	Incentive compensation awards are designed to focus employees on the business objectives for a particular year.

•	Equity incentive awards, such as stock options and non-vested stock, focus executives’ efforts on the behaviors within the recipients’ control that they believe are designed to ensure our long-term success as reflected in increases to our stock prices over a period of several years, growth in our profitability and other elements.

•	Severance and change in control plans are designed to facilitate a company’s ability to attract and retain executives as we compete for talented employees in a marketplace where such protections are commonly offered.

17

Benchmarking

We have not yet adopted benchmarking but may do so in the future. When making compensation decisions, our compensation committee and board of directors may compare each element of compensation paid to our Named Executive Officers against a report showing comparable compensation metrics from a group that includes both publicly-traded and privately-held companies. Our board believes that while such peer group benchmarks are a point of reference for measurement, they are not necessarily a determining factor in setting executive compensation. Each executive officer’s compensation relative to the benchmark varies based on the scope of responsibility and time in the position. We have not yet formally established our peer group for this purpose.

The Elements of The Company’s Compensation Program

Base Salary

Executive officer base salaries are based on job responsibilities and individual contribution. Our compensation committee and board of directors review the base salaries of our executive officers, including our Named Executive Officers, considering factors such as corporate progress toward achieving objectives (without reference to any specific performance-related targets) and individual performance experience and expertise. Other than the Change of Control Agreements described below, none of our Named Executive Officers have employment agreements with us. Additional factors reviewed by our compensation committee and board of directors in determining appropriate base salary levels and raises include subjective factors related to corporate and individual performance. For the year ended December 31, 2018, all executive officer base salary decisions were approved by the board of directors.

Our compensation committee determines and then recommends to the whole board base salaries for the Named Executive Officers at the beginning of each fiscal year. The compensation committee proposes new base salary amounts, if appropriate, based on its evaluation of individual performance and expected future contributions. The board of directors then approves base salary amounts for the fiscal year. In 2014, we did not have a 401(k) Plan. We put our 401K Plan in place for 2015, but suspended matching contributions for 2016 and thereafter, except those mandated by IRS rules. Compensation paid in cash is the only element of compensation that will be used in determining the amount of contributions permitted under the 401(k) Plan.

Incentive Compensation Awards

No bonuses were granted in 2018 or 2017.

If our revenue grows, industry conditions improve, and bonuses become affordable and justifiable, we expect to use the following parameters in justifying and quantifying bonuses for our Named Executive Officers and other officers of the Company: (1) the growth in our revenue, (2) the growth in our earnings before interest, taxes, depreciation and amortization, as adjusted (“EBITDA”), and (3) our stock price. The board has not adopted specific performance goals and target bonus amounts, but may do so in the future.

Equity Incentive Awards

Effective June 10, 2010, as amended on February 22, 2011 and March 2, 2012, our board of directors adopted the Amended and Restated 2012 Stock Incentive Plan (the “2012 Plan”) under which a total of 7,500,000 shares of our common stock have been reserved for issuance as restricted stock or pursuant to the grant and exercise of stock options. The 2012 Plan has been approved by the holders of a majority of our outstanding shares.

18

Effective December 12, 2016, our board of directors adopted the 2016 Non-Qualified Stock Option Plan (the “2016 Plan”) under which a total of 3,813,500 shares of our common stock have been reserved for issuance pursuant to the grant and exercise of non-qualified stock options.

On March 1, 2018, the Board of Directors (the “Board”) of the Company approved and adopted the Black Ridge Oil & Gas, Inc. 2018 Management Incentive Plan (the “Plan”) and the form of 2018 Management Incentive Plan Award Agreement (the “Award Agreement”). In connection with the approval of the Plan and Award Agreement, the Board approved the issuance of awards (the “Awards”) to certain individuals including officers and directors (the “Grantees”), representing a percentage of the shares of Allied Esports Entertainment Inc. (NASDAQ: AESE) as described in the AESE prospectus dated October 4, 2017, as follows:

	Percentage of AESE Shares Owned by the	Number of AESE Shares Granted to the Grantee
Name	Company Granted to the Grantee
Bradley Berman	1.6%	42,968
Lyle Berman	1.6%	42,968
Benjamin Oehler	1.6%	42,968
Joe Lahti	1.6%	42,968
Kenneth DeCubellis	4.0%	107,419
Michael Eisele	2.8%	75,194
James Moe	2.1%	56,396

We believe equity incentive awards motivate our employees to work to improve our business and stock price performance, thereby further linking the interests of our senior management and our stockholders. The board considers several factors in determining whether awards are granted to an executive officer, including those previously described, as well as the executive’s position, his or her performance and responsibilities, and the amount of options or other awards, if any, currently held by the officer and their vesting schedule. Our policy prohibits backdating options or granting them retroactively.

Benefits and Prerequisites

At this stage of our business we have benefits that are generally comparable to those offered by other small private and public companies and no prerequisites for our employees. Other than a 401(k) Plan that we put in place at the beginning of 2015, we do not have any other retirement plan for our Named Executive Officers. We may adopt these plans and confer other fringe benefits for our executive officers in the future.

Separation and Change in Control Arrangements

We do not have any employment agreements with our Named Executive Officers or any other executive officer or employee of the Company. However, as of the date of this filing, we have entered into Change of Control Agreements (the “CIC Agreements”) with executives, Ken DeCubellis and Michael Eisele. The CIC Agreements provide that, in the event that (i) the executive is terminated, other than for cause, disability, or death, or (ii) there is a “Change in Circumstances”, in either case within 12 months of a “Change in Control,” then the executive is entitled to receive his annual salary in regular distributions over the course of the next 12 months, to take part in the Company’s health and dental group policies, and to receive the same employer contributions for health and dental coverage that the Company provides to its other executive employees as of the executive’s last day of employment with the Company.

19

For purposes of the CIC Agreements, a “Change in Control” is broadly defined to include the acquisition by any person, entity, or group of at least 33% of the Company’s outstanding voting securities entitled to vote for the election of directors (excluding equity offerings), a turnover of at least a majority of the board seats from the date of the Change in Control Agreement (subject to exceptions for new board members who are approved by a majority of incumbent directors), and approval by our stockholders of a major corporate transaction such as a sale of substantially all of the Company’s assets, liquidation or dissolution of the Company, or a merger or consolidation in which our stockholders hold 50% or less of the equity in the surviving entity.

A “Change in Circumstances” is defined by the Change in Control Agreements to include demotions or substantial changes in material duties, salary reductions that are not applied equally to other similarly situated executives, required relocation to a destination more than 50 miles away, a substantial reduction in benefits and perquisites, or any other material change in the terms and conditions of the applicable executive’s employment. In order for a Change in Circumstances to give rise to the Company’s obligation to provide severance and the benefits described above to an executive, the executive must object to the Change in Circumstances within 30 days of its occurrence.

Executive Officer Compensation

The following table sets forth the total compensation paid in all forms to our named executive officers of the Company during the periods indicated:

Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total

Kenneth T. DeCubellis,	2018	$275,000	$–	$–	$–	$–	$–	$275,000
Chief Executive Officer	2017	$275,000	$–	$–	$–	$–	$–	$275,000

Michael Eisele,	2018	$187,000	$–	$–	$–	$–	$–	$187,000
Chief Operating Officer	2017	$187,000	$–	$–	$–	$–	$–	$187,000

James Moe,	2018	$192,500	$–	$–	$–	$–	$–	$192,500
Chief Financial Officer [1]	2017	$192,500	$–	$–	$–	$–	$–	$192,500

1 On September 20, 2019, our former Chief Financial Officer, James Moe, passed away unexpectedly. The above table reflects compensation awarded to Mr. Moe as a Named Executive Officer for the indicated period. Ken DeCubellis, the Company's Chief Executive Officer, was subsequently appointed as the Company’s Interim Chief Financial Officer and continues to serve in this capacity.

Employment Agreements

Other than the Change in Control Agreements described above, we have not entered into any employment agreements with our executive officers to date. We may enter into employment agreements with them in the future.

Outstanding Equity Awards

The following table sets forth information with respect to unexercised stock options, stock that has not vested, and equity incentive plan awards held by our executive officers at December 31, 2018.

20

Outstanding Option Awards at Fiscal Year-End

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date

Kenneth T. DeCubellis,	802,667	401,333	(1)	$0.040	December 11, 2026
Chief Executive Officer	120,000	80,000	(2)	$0.172	September 29, 2025
	46,400	11,600	(3)	$0.280	December 21, 2024
	750,000	-0-	(4)	$0.650	December 11, 2023
	400,000	-0-	(5)	$0.560	January 23, 2023
	1,000,000	-0-	(6)	$0.270	September 24, 2022

Michael Eisele,	333,333	166,667	(1)	$0.040	December 11, 2026
Chief Operating Officer	120,000	80,000	(2)	$0.172	September 29, 2025
	32,000	8,000	(3)	$0.280	December 21, 2024
	250,000	-0-	(4)	$0.650	December 11, 2023
	165,000	-0-	(7)	$0.640	July 31, 2023
	165,000	-0-	(5)	$0.560	January 23, 2023
	150,000	-0-	(8)	$0.280	August 9, 2022

James Moe,	300,000	150,000	(1)	$0.040	December 11, 2026
Chief Financial Officer	90,000	60,000	(2)	$0.172	September 29, 2025
	32,000	8,000	(3)	$0.280	December 21, 2024
	200,000	-0-	(4)	$0.650	December 11, 2023
	115,000	-0-	(5)	$0.560	January 23, 2023
	500,000	-0-	(6)	$0.270	September 24, 2022
	200,000	-0-	(9)	$1.000	November 1, 2021

(1)Options granted on December 12, 2016, vest in three equal annual installments, commencing one year from the date of grant, and continuing on the next two anniversaries thereof until fully vested.

(2)Options granted on September 30, 2015, vest in five equal annual installments, commencing one year from the date of grant, and continuing on the next four anniversaries thereof until fully vested.

(3)Options granted on December 22, 2014, vest in five equal annual installments, commencing one year from the date of grant, and continuing on the next four anniversaries thereof until fully vested.

(4)Options granted on December 12, 2013, vest in five equal annual installments, commencing one year from the date of grant, and continuing on the next four anniversaries thereof until fully vested.

(5)Options granted on January 24, 2013, vest in five equal annual installments, commencing one year from the date of grant, and continuing on the next four anniversaries thereof until fully vested.

(6)Options granted on September 25, 2012, vest in five equal annual installments, commencing one year from the date of grant, and continuing on the next four anniversaries thereof until fully vested.

(7)Options granted on August 1, 2013, vest in five equal annual installments, commencing one year from the date of grant, and continuing on the next four anniversaries thereof until fully vested.

(8)Options granted on August 10, 2012, vest in five equal annual installments, commencing one year from the date of grant, and continuing on the next four anniversaries thereof until fully vested.

(9)Options granted on November 2, 2011, vest in five equal annual installments, commencing one year from the date of grant, and continuing on the next four anniversaries thereof until fully vested.

21

Option Exercises and Stock Vested

None of our executive officers exercised any stock options or acquired stock through vesting of an equity award during the year ended December 31, 2018.

Director Compensation

No compensation was paid or accrued by us to our directors for the year ended December 31, 2018.

Our compensation committee has not yet recommended policy for board compensation, however option awards have been granted to independent directors upon joining the board. The Company has not paid cash fees to directors and has no formal compensation arrangements with its directors. While there is no set policy regarding board compensation, this may be subject to change by the directors.

Security Ownership of Certain Beneficial Owners and Management

As of the Record Date, the Company had 479,844,900 shares of Common Stock issued and outstanding. The following table sets forth the beneficial ownership of the Common Stock as of the Record Date by each person who served as a director and/or an executive officer of the Company on that date, the number of shares beneficially owned by all of the Company’s directors and executive officers as a group, and any persons who beneficially own 5% or greater of the Common Stock as of the Record Date.

22

Name and address of beneficial owners	Amount and nature of beneficial ownership of Common Stock(1)	Approximate percentage of outstanding Common Stock(1)
Bradley Berman, Chairman of Board and Director(2)	59,286,893	12.3%
Ken DeCubellis, Chief Executive Officer and Interim Chief Financial Officer(3)	47,812,283	9.9%
Michael Eisele, Chief Operating Officer(4)	1,430,000	*
Joseph Lahti, Director(5)	7,791,469	1.6%
Benjamin Oehler, Director(6)	8,895,293	1.9%
Lyle Berman, Director(7)	65,701,330	13.7%
All directors and executive officers as a group (6 persons)	190,617,330	39.7%
Neil Sell(8) 3300 Wells Fargo Center 90 South 7th Street Minneapolis, MN 55402	46,788,643	9.8%
Sheldon Fleck(9) 1400 International Centre 900 Second Ave. South Minneapolis, MN 55402	46,385,143	9.7%
Gary Raimist(10) 10932 Snow Cloud Court Las Vegas, NV 89135	37,173,130	7.7%
Perkins Capital Management, Inc.(11) 730 Lake Street E. Wayzata, MN 55391	30,021,032	6.3%
Ernest W. Moody Revocable Trust 175 East Reno Avenue, Suite C6 Las Vegas, NV 89119	25,000,000	5.2%
Morris and Arlene Goldfarb 21 Fairway Drive Mamaroneck, NY 10543	24,045,878	5.0%

*	Less than 1%

23

(1)	Applicable percentages are based on 479,844,900 shares outstanding as of the Record Date. Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned. The total number of issued and outstanding shares and the total number of shares owned by each person does not include unexercised warrants and stock options owned by parties other than for whom the calculation is presented, and is calculated as of December 19, 2019.

(2)	Includes 600,000 shares which may be purchased pursuant to stock options exercisable within 60 days of December 19, 2019, 7,122,290 shares held by certain trusts for the children of Mr. Bradley Berman, and 1,858,980 shares owned by Mr. Bradley Berman’s spouse.

(3)	Includes 3,631,063 shares which may be purchased pursuant to stock options and warrants exercisable within 60 days of December 19, 2019, 10,550,383 shares owned by Mr. Ken DeCubellis’ spouse and 19,687 shares which may be purchased by Mr. Ken DeCubellis’ spouse pursuant to stock warrants exercisable within 60 days of December 19, 2019.

(4)	Includes 1,430,000 shares which may be purchased pursuant to stock options exercisable within 60 days of December 19, 2019.

(5)	Includes 791,250 shares which may be purchased pursuant to stock options and warrants exercisable within 60 days of December 19, 2019 and 200,000 shares held by Mr. Lahti’s spouse.

(6)	Includes 895,000 shares which may be purchased pursuant to stock options exercisable within 60 days of December 19, 2019 and 8,000,293 shares held by Mr. Oehler’s spouse and 15,000 shares which may be purchased pursuant to warrants held by Mr. Oehler’s spouse.

(7)	Includes 474,376 shares which may be purchased pursuant to stock options and warrants exercisable within 60 days of December 19, 2019. Does not include 37,173,130 shares held by trusts for the children of Mr. Lyle Berman, for which Mr. Neil Sell and Mr. Gary Raimist are co-trustees.

(8)	Includes 15,000 shares which may be purchased pursuant to stock warrants exercisable within 60 days of December 19, 2019 and includes an aggregate of 37,173,130 shares owned by certain trusts for the benefit of Mr. Lyle Berman’s children, for which Mr. Sell is a co-trustee with Mr. Raimist. Does not include 180,000 shares held by Mr. Sell’s spouse, for which Mr. Sell disclaims beneficial ownership.

(9)	Includes 75,000 shares which may be purchased pursuant to stock warrants exercisable within 60 days of December 19, 2019 and 2,000,000 shares of common stock owned by Mr. Fleck’s spouse.

(10)	Includes 37,173,130 shares owned by certain trusts for the benefit of Mr. Lyle Berman’s children, for which Mr. Raimist is a co-trustee with Mr. Sell.

(11)	Perkins Capital Management, Inc. is an investment advisor with sole power dispose or to direct the disposition of the shares including 45,000 shares which may be purchased pursuant to stock warrants exercisable within 60 days of December 19, 2019.

24

ANNUAL REPORT ON FORM 10-K AND ADDITIONAL INFORMATION

Information Available

The Company is subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, the Company files periodic reports, documents and other information with the SEC relating to its business, financial statements and other matters, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and any reports prior to or subsequent to that date.

Our website address is www.blackridgeoil.com. We make available on this website, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports after we electronically file those materials with, or furnish those materials to, the SEC.

The Company’s filings with the SEC are also available to the public from the SEC’s website, http://www.sec.gov.

Stockholder Communications

Stockholders wishing to communicate with the Board may direct such communications to the Board c/o the Company, Attn: Kenneth DeCubellis. Mr. DeCubellis will present a summary of all stockholder communications to the Board at subsequent Board meetings. The directors will have the opportunity to review the actual communications at their discretion.

Delivery of Documents To Security Holders Sharing An Address

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 110 North 5th Street, Suite 410, Minneapolis, MN 55403.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors

/s/ Kenneth DeCubellis
Name: Kenneth DeCubellis
Title: Chief Executive Officer and Interim Financial Officer

25

Annex A

CERTIFICATE OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

BLACK RIDGE OIL & GAS, INC.

The undersigned, for the purposes of amending the Articles of Incorporation of Black Ridge Oil & Gas, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the Nevada Revised Statutes (the “NRS”), does hereby certify that:

FIRST: That the Board of Directors of the Corporation (the “Board”) adopted a resolution proposing and declaring advisable the following amendment to the Articles of Incorporation of the Corporation to consummate a reverse stock split of the Corporation’s common stock, par value $0.0001 per share (the “Common Stock”).

SECOND: That upon the effectiveness of this Certificate of Amendment (the “Split Effective Time”) each share of the Common Stock issued and outstanding immediately prior to the date and time of the filing hereof with the Secretary of State of Nevada shall be automatically changed and reclassified into a smaller number of shares such that each 300 (300) shares of issued Common Stock immediately prior to the Split Effective Time is reclassified into one share of Common Stock. Notwithstanding the immediately preceding sentence, there shall be no fractional shares issued and, in lieu thereof, a holder of Common Stock on the Split Effective Time who would otherwise be entitled to a fraction of a share as a result of the reclassification, following the Split Effective Time, shall receive either (1) cash in lieu of fractional shares upon the surrender of such stockholders’ old stock if they own less than 25 shares of Common Stock upon the record date or (2) have their ownership of shares rounded up to the nearest whole share if they own between 300 and 25 shares of Common Stock.

THIRD: That in lieu of a meeting and vote of the stockholders of the Corporation (the “Stockholders”), the Stockholders have given written consent to said amendments in accordance with the provisions of Sections 78.385 and 78.390 of the NRS, and written notice of the adoption of the amendments has been given to every stockholder entitled to such notice.

FOURTH: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of the NRS.

FIFTH: The aforesaid amendment shall be effective as of 9:00 A.M. Eastern Standard time on the date of the filing of this Certificate of Amendment to the Articles of Incorporation with the office of the Secretary of State of the State of Nevada.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Articles of Incorporation of the Corporation to be duly executed by the undersigned this ____ day of ___________, 2019.

BLACK RIDGE OIL & GAS, INC.

By:
Name:
Title:

26

Annex B

CERTIFICATE OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

BLACK RIDGE OIL & GAS, INC.

The undersigned, for the purposes of amending the Articles of Incorporation of Black Ridge Oil & Gas, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the Nevada Revised Statutes (the “NRS”), does hereby certify that:

FIRST: That the Board of Directors of the Corporation (the “Board”) adopted a resolution proposing and declaring advisable the following amendment to Article FIRST of the Articles of Incorporation of said Corporation:

“FIRST: The name of the corporation is Black Ridge, Inc. (the “Corporation”). The Corporation is to have perpetual existence.

SECOND: That in lieu of a meeting and vote of the stockholders of the Corporation (the “Stockholders”), the Stockholders exercising a majority of the Corporation’s voting power have given written consent to said amendments in accordance with the provisions of Sections 78.385 and 78.390 of the NRS, and written notice of the adoption of the amendments has been given to every stockholder entitled to such notice.

THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of the NRS.

FOURTH: The aforesaid amendment shall be effective as of 9:00 A.M. Eastern Standard time on the date of the filing of this Certificate of Amendment to the Articles of Incorporation with the office of the Secretary of State of the State of Nevada.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Articles of Incorporation of the Corporation to be duly executed by the undersigned this ____ day of ___________, 2019.

BLACK RIDGE OIL & GAS, INC.

By:
Name:
Title:

27

Annex C

2020 STOCK INCENTIVE PLAN

BLACK RIDGE OIL & GAS, INC.

(AS ADOPTED ON December 5, 2019)

1.           Purpose. The purpose of the 2020 Stock Incentive Plan (the “Plan”) of Black Ridge Oil & Gas, Inc. (the “Company”) is to increase stockholder value and to advance the interests of the Company by furnishing a variety of economic incentives (“Incentives”) designed to attract, retain and motivate employees, certain key consultants and directors of the Company. Incentives may consist of opportunities to purchase or receive shares of Common Stock, $.001 par value, of the Company (“Common Stock”) on terms determined under this Plan. The Plan was adopted by the Board on December 5, 2019, and as approved by the Shareholders on December 19, 2019.

2.           Administration. The Plan shall be administered by the Board of Directors or by a stock option or compensation committee (the “Committee”) of the Board of Directors of the Company. The Committee shall consist of not less than two directors of the Company and shall be appointed from time to time by the board of directors of the Company. Each member of the Committee shall be (i) a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (including the regulations promulgated thereunder, the “1934 Act”) (a “Non-Employee Director”), and (ii) shall be an “outside director” within the meaning of Section 162(m) under the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder. The Committee shall have complete authority to award Incentives under the Plan, to interpret the Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the Plan. The Committee’s decisions and matters relating to the Plan shall be final and conclusive on the Company and its participants. If at any time there is no stock option or compensation committee, the term “Committee”, as used in the Plan, shall refer to the Board of Directors.

3.           Eligible Participants. Officers of the Company, employees of the Company or its subsidiaries, members of the Board of Directors, and consultants or other independent contractors who provide services to the Company or its subsidiaries shall be eligible to receive Incentives under the Plan when designated by the Committee. Participants may be designated individually or by groups or categories (for example, by pay grade) as the Committee deems appropriate. Participation by officers of the Company or its subsidiaries and any performance objectives relating to such officers must be approved by the Committee. Participation by others and any performance objectives relating to others may be approved by groups or categories (for example, by pay grade) and authority to designate participants who are not officers and to set or modify such targets may be delegated. Participation is entirely at the discretion of the Committee and is not automatically continued after an initial period of participation.

4.           Types of Incentives. Incentives under the Plan may be granted in any one or a combination of the following forms: (a) incentive stock options and non-statutory stock options (Section 6); (b) stock appreciation rights (“SARs”) (Section 7); (c) stock awards (Section 8); (d) restricted stock (Section 8); and (e) performance shares (Section 9).

5.           Shares Subject to the Plan.

5.1         Number of Shares. Subject to adjustment as provided in Section 10.6, the number of shares of Common Stock which may be issued under the Plan shall not exceed 320,000 shares of Common Stock. Shares of Common Stock that are issued under the Plan or are subject to outstanding Incentives will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Shares of Common Stock subject to a participant’s exercise of either an option or a SAR, but not both (a “tandem SAR”), shall be counted only once.

28

5.2         Cancellation. To the extent that cash in lieu of shares of Common Stock is delivered upon the exercise of a SAR pursuant to Section 7.4, the Company shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the greater of the number of shares of Common Stock which it was entitled to issue upon such exercise or on the exercise of any related option. In the event that a stock option or SAR granted hereunder expires or is terminated or canceled unexercised as to any shares of Common Stock, such shares may again be issued under the Plan either pursuant to stock options, SARs or otherwise. In the event that shares of Common Stock are issued as restricted stock or pursuant to a stock award and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan, either as restricted stock, pursuant to stock awards or otherwise.

5.3         Type of Common Stock. Common Stock issued under the Plan in connection with stock options, SARs, performance shares, restricted stock or stock awards, may be authorized and unissued shares or treasury stock, as designated by the Committee.

6.           Stock Options. A stock option is a right to purchase shares of Common Stock from the Company at a specified price. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

6.1         Price. The option price per share shall be determined by the Committee, subject to adjustment under Section 10.6, and shall never be less than the greater of (1) the Fair Market Value on the date of grant of the option or (2) the par value of the Common Stock. Other than in connection with a change in the Company’s capitalization (as described in Section 10.6), a Stock Option may not be re-priced without Shareholder approval (including canceling previously awarded Stock Options and re-granting them with a lower exercise price).

6.2        Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to adjustment as provided in Section 10.6. In the case of a tandem SAR, the number of shares of Common Stock available upon exercise of the participant’s stock option shall be reduced to reflect any tandem SARs already exercised by the participant.

6.3         Duration and Time for Exercise. Subject to earlier termination as provided in Section 6.5 and/or Section 10.4, the term of each stock option shall be determined by the Committee but shall not exceed ten years from the date of grant. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee at the time of grant. The Committee may accelerate the exercisability of any stock option. Subject to the foregoing and with the approval of the Committee, all or any part of the shares of Common Stock with respect to which the right to purchase has accrued may be purchased by the Company at the time of such accrual or at any time or times thereafter during the term of the option, provided that the purchase price may not exceed the Fair Market Value of the shares at the time of purchase.

6.4         Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares. The option price shall be payable (a) in United States dollars upon exercise of the option and may be paid by cash, uncertified or certified check or bank draft; (b) at the discretion of the Committee, by delivery of shares of Common Stock in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised; or (c) at the discretion of the Committee, by instructing the Company to withhold from the shares of Common Stock issuable upon exercise of the stock option shares of Common Stock in payment of all or any part of the exercise price and/or any related withholding tax obligations, which shares shall be valued for this purpose at Fair Market Value or in such other manner as may be authorized from time to time by the Committee. The shares of Common Stock delivered by the participant pursuant to Section 6.4(b) must have been held by the participant for a period of not less than six months prior to the exercise of the option, unless otherwise determined by the Committee. Stock options will not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Common Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other stock option or SAR of the participant. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a stockholder.

29

6.5         Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options (as such term is defined in Section 422 of the Code):

(a)	Incentive Stock Options may only be granted to employees of the Company, and may not remain exercisable later than three months after the participant’s termination of employment (or such other period of time provided in Section 422 of the Code). Notwithstanding the foregoing, the Committee may provide that a stock option may be exercisable for a period of time longer than three months after the participant’s termination of employment as long as it is not beyond the original term of the stock option grant; however, any amendment to a stock option originally issued as an Incentive Stock Option to provide exercise later than three months after the participant’s termination of employment will cause the stock option to no longer be qualified as an Incentive Stock Option if such stock option is exercised later than three months after the participant’s termination of employment.

(b)	The aggregate Fair Market Value (determined as of the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any participant during any calendar year (under all of the Company’s plans) shall not exceed $100,000. The determination will be made by taking incentive stock options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an Incentive Stock Option.

(c)	Any Incentive Stock Option certificate authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the options as Incentive Stock Options.

(d)	All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by Board of Directors or the date this Plan was approved by the stockholders.

(e)	Unless sooner exercised, all Incentive Stock Options shall expire no later than 10 years after the date of grant.

(f)	The option price for Incentive Stock Options shall be not less than the Fair Market Value of the Common Stock subject to the option on the date of grant.

(g)	If Incentive Stock Options are granted to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation, (i) the option price for such Incentive Stock Options shall be not less than 110% of the Fair Market Value of the Common Stock subject to the option on the date of grant and (ii) such Incentive Stock Options shall expire no later than five years after the date of grant.

(h)	An Incentive Stock Option must not be transferable by the participant other than by will or the laws of descent and distribution, and must be exercisable during the individual’s lifetime only by the individual, in accordance with Treasury Regulation 1.422-2(a)(2)(v).

7.           Stock Appreciation Rights. A SAR is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the amount of which is determined pursuant to the formula set forth in Section 7.4. A tandem SAR may be granted (a) with respect to any nonqualified stock option granted under this Plan, concurrently with the grant of such stock option (as to all or any portion of the shares of Common Stock subject to the nonqualified stock option), or (b) alone, without reference to any related stock option (a non-tandem SAR). Each SAR granted by the Committee under this Plan shall be subject to the following terms and conditions:

30

7.1         Number. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to the limitations in Section 6.2 and subject to adjustment as provided in Section 10.6. In the case of a tandem SAR granted with respect to a nonqualified stock option, the number of shares of Common Stock subject to the SAR shall be reduced to reflect any nonqualified options already exercised by the participant. SARs shall not be granted in tandem with Incentive Stock Options.

7.2         Duration. Subject to earlier termination as provided in Section 10.4, the term of each SAR shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the stock option, if any, to which it relates is exercisable. The Committee may in its discretion accelerate the exercisability of any SAR.

7.3         Exercise. A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise. Upon receipt of such written notice, the Company shall, as soon as practicable and in any event before the fifteenth day of the third month following the end of the Company’s fiscal year, deliver to the exercising holder certificates for the shares of Common Stock or cash or both, as determined by the Committee, to which the holder is entitled pursuant to Section 7.4.

7.4         Payment. Subject to the right of the Committee to deliver cash in lieu of shares of Common Stock (which, as it pertains to officers and directors of the Company, shall comply with all requirements of the 1934 Act), the number of shares of Common Stock which shall be issuable upon the exercise of a SAR shall be determined by dividing:

(a)	the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds the Fair Market Value of the shares of Common Stock at the time of grant, subject to adjustment under Section 10.6); by

(b)	the Fair Market Value of a share of Common Stock on the exercise date.

In lieu of issuing shares of Common Stock upon the exercise of a SAR, the Committee may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the shares which would otherwise be issuable. No fractional shares of Common Stock shall be issued upon the exercise of a SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise. Other than in connection with a change in the Company’s capitalization (as described in Section 10.6), a SAR may not be re-priced without Shareholder approval (including canceling previously awarded SARs and re-granting them at a time when the Fair Market Value of the shares of Common Stock is lower). SARs will not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Common Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other stock option or SAR of the participant.

8.           Stock Awards and Restricted Stock. A stock award consists of the transfer by the Company to a participant of shares of Common Stock, without other payment therefor, as additional compensation for services to the Company. A share of restricted stock consists of shares of Common Stock which are sold or transferred by the Company to a participant at a price determined by the Committee (which price shall be at least equal to the minimum price required by applicable law for the issuance of a share of Common Stock) and subject to restrictions on their sale or other transfer by the participant. The transfer of Common Stock pursuant to stock awards and the transfer and sale of restricted stock shall be subject to the following terms and conditions:

31

8.1         Number of Shares. The number of shares to be transferred or sold by the Company to a participant pursuant to a stock award or as restricted stock shall be determined by the Committee.

8.2         Sale Price. The Committee shall determine the price, if any, at which shares of restricted stock shall be sold to a participant, which may vary from time to time and among participants and which may be below the Fair Market Value of such shares of Common Stock at the date of sale.

8.3          Restrictions. All shares of restricted stock transferred or sold hereunder shall be subject to such restrictions as the Committee may determine, including, without limitation any or all of the following:

(a)	a prohibition against the sale, transfer, pledge or other encumbrance of the shares of restricted stock, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

(b)	a requirement that the holder of shares of restricted stock forfeit, or (in the case of shares sold to a participant) resell back to the Company at his or her cost, all or a part of such shares in the event of termination of his or her employment or consulting engagement during any period in which such shares are subject to restrictions;

(c)	such other conditions or restrictions as the Committee may deem advisable.

8.4         Escrow. In order to enforce the restrictions imposed by the Committee pursuant to Section 8.3, the participant receiving restricted stock shall enter into an agreement with the Company setting forth the conditions of the grant. Shares of restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the 2020 Stock Incentive Plan, and an agreement entered into between the registered owner and the Company. A copy of the 2020 Stock Incentive Plana and the agreement is on file in the office of the secretary of the Company.

8.5         End of Restrictions. Subject to Section 10.5, at the end of any time period during which the shares of restricted stock are subject to forfeiture and restrictions on transfer, such shares will be delivered free of all restrictions to the participant or to the participant’s legal representative, beneficiary or heir.

8.6         Stockholder. Subject to the terms and conditions of the Plan, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Dividends paid in cash or property other than Common Stock with respect to shares of restricted stock shall be paid to the participant currently.

9.            Performance Shares. A performance share consists of an award which shall be paid in shares of Common Stock, as described below. The grant of performance share shall be subject to such terms and conditions as the Committee deems appropriate, including the following:

32

9.1         Performance Objectives. Each performance share will be subject to performance objectives for the Company or one of its operating units to be achieved by the end of a specified period. The number of performance shares granted shall be determined by the Committee and may be subject to such terms and conditions, as the Committee shall determine. If the performance objectives are achieved, each participant will be paid in shares of Common Stock or cash. If such objectives are not met, each grant of performance shares may provide for lesser payments in accordance with formulas established in the award.

9.2         Not Stockholder. The grant of performance shares to a participant shall not create any rights in such participant as a stockholder of the Company, until the payment of shares of Common Stock with respect to an award.

9.3         No Adjustments. No adjustment shall be made in performance shares granted on account of cash dividends which may be paid or other rights which may be issued to the holders of Common Stock prior to the end of any period for which performance objectives were established.

9.4         Expiration of Performance Share. If any participant’s employment or consulting engagement with the Company is terminated for any reason other than normal retirement, death or disability prior to the achievement of the participant’s stated performance objectives, all the participant’s rights on the performance shares shall expire and terminate unless otherwise determined by the Committee. In the event of termination of employment or consulting by reason of death, disability, or normal retirement, the Committee, in its own discretion may determine what portions, if any, of the performance shares should be paid to the participant.

10.         General.

10.1       Effective Date. The Plan will become effective upon its approval by the Company’s stockholders. Unless approved within one year after the date of the Plan’s adoption by the board of directors, the amended and restated Plan shall not be effective for any purpose.

10.2       Duration. The Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed. No Incentives may be granted under the Plan after the tenth anniversary of the date the Plan is approved by the stockholders of the Company.

10.3       Non-transferability of Incentives. No stock option, SAR, restricted stock or performance award may be transferred, pledged or assigned by the holder thereof (except, in the event of the holder’s death, by will or the laws of descent and distribution to the limited extent provided in the Plan or the Incentive Award), or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and the Company shall not be required to recognize any attempted assignment of such rights by any participant. Notwithstanding the preceding sentence, nonqualified stock options may be transferred by the holder thereof to Employee’s spouse, children, grandchildren or parents (collectively, the “Family Members”), to trusts for the benefit of Family Members, to partnerships or limited liability companies in which Family Members are the only partners or shareholders, or to entities exempt from federal income taxation pursuant to Section 501(c)(3) of the Internal Revenue Code of 1986, as amended. During a participant’s lifetime, a stock option may be exercised only by him or her, by his or her guardian or legal representative or by the transferees permitted by the preceding sentence. Incentive Stock Options shall be subject to the further restrictions on transfer set forth in Section 6.5.

10.4       Effect of Termination or Death. In the event that a participant ceases to be an employee of or consultant to the Company for any reason, including death or disability, any Incentives may be exercised only as their terms may permit or shall expire at such times as may be determined by the Committee as set forth in the Plan or the Incentive Award agreement.

33

10.5       Additional Condition. Notwithstanding anything in this Plan to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

10.6       Adjustment. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to restrictions, options or achievements of performance shares, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

10.7       Incentive Plans and Agreements. Except in the case of stock awards or cash awards, the terms of each Incentive shall be stated in a plan or agreement approved by the Committee.

10.8       Withholding.

(a)	The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of Common Stock or upon exercise of an option or SAR, the participant may satisfy this obligation in whole or in part by electing (the “Election”) to have the Company withhold from the distribution shares of Common Stock having a value up to the minimum amount of withholding taxes required to be collected on the transaction. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

(b)	Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. An Election is irrevocable.

10.9       No Continued Employment, Engagement or Right to Corporate Assets. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation. Nothing contained in the Plan shall be construed as giving an employee, a consultant, such persons’ beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

34

10.10     Amendment. The Board may amend or discontinue the Plan or any participant’s Incentive agreement at any time. However, no such amendment or discontinuance shall adversely change or impair, without the consent of the recipient, an Incentive previously granted. Further, no such amendment shall, without approval of the shareholders of the Company, (a) increase the maximum number of shares of Common Stock which may be issued to all participants under the Plan, (b) change or expand the types of Incentives that may be granted under the Plan, (c) change the class of persons eligible to receive Incentives under the Plan, or (d) materially increase the benefits accruing to participants under the Plan.

10.11     Sale, Merger, Exchange or Liquidation. Unless otherwise provided in the agreement for an Incentive, in the event of an acquisition of the Company through the sale of substantially all of the Company’s assets or through a merger, exchange, reorganization or liquidation of the Company or a similar event as determined by the Committee (collectively a “transaction”), the Committee shall be authorized, in its sole discretion, to take any and all action it deems equitable under the circumstances, including but not limited to any one or more of the following:

(i)	providing that the Plan and all Incentives shall terminate and the holders of (i) all outstanding vested options shall receive, in lieu of any shares of Common Stock they would be entitled to receive under such options, such stock, securities or assets, including cash, as would have been paid to such participants if their options had been exercised and such participant had received Common Stock immediately prior to such transaction (with appropriate adjustment for the exercise price, if any), (ii) performance shares and/or SARs that entitle the participant to receive Common Stock shall receive, in lieu of any shares of Common Stock each participant was entitled to receive as of the date of the transaction pursuant to the terms of such Incentive, if any, such stock, securities or assets, including cash, as would have been paid to such participant if such Common Stock had been issued to and held by the participant immediately prior to such transaction, and (iii) any Incentive under this Agreement which does not entitle the participant to receive Common Stock shall be equitably treated as determined by the Committee.

(ii)	providing that participants holding outstanding vested Common Stock based Incentives shall receive, with respect to each share of Common Stock issuable pursuant to such Incentives as of the effective date of any such transaction, at the determination of the Committee, cash, securities or other property, or any combination thereof, in an amount equal to the excess, if any, of the Fair Market Value of such Common Stock on a date within ten days prior to the effective date of such transaction over the option price or other amount owed by a participant, if any, and that such Incentives shall be cancelled, including the cancellation without consideration of all options that have an exercise price below the per share value of the consideration received by the Company in the transaction.

(iii)	providing that the Plan (or replacement plan) shall continue with respect to Incentives not cancelled or terminated as of the effective date of such transaction and provide to participants holding such Incentives the right to earn their respective Incentives on a substantially equivalent basis (taking into account the transaction and the number of shares or other equity issued by such successor entity) with respect to the equity of the entity succeeding the Company by reason of such transaction.

(iv)	providing that all unvested, unearned or restricted Incentives, including but not limited to restricted stock for which restrictions have not lapsed as of the effective date of such transaction, shall be void and deemed terminated, or, in the alternative, for the acceleration or waiver of any vesting, earning or restrictions on any Incentive.

The Board may restrict the rights of participants or the applicability of this Section 10.11 to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Internal Revenue Code or any other applicable law or regulation. The grant of an Incentive award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

35

10.12     Definition of Fair Market Value. For purposes of this Plan, the “Fair Market Value” of a share of Common Stock at a specified date shall, unless otherwise expressly provided in this Plan, be the amount which the Committee or the Board of Directors determines in good faith to be 100% of the fair market value of such a share as of the date in question; provided, however, that notwithstanding the foregoing, if such shares are listed on a U.S. securities exchange or are quoted on the Nasdaq National Market or Nasdaq Small-Cap Market (“Nasdaq”), then Fair Market Value shall be determined by reference to the last sale price of a share of Common Stock on such U.S. securities exchange or Nasdaq on the applicable date. If such U.S. securities exchange or Nasdaq is closed for trading on such date, or if the Common Stock does not trade on such date, then the last sale price used shall be the one on the date the Common Stock last traded on such U.S. securities exchange or Nasdaq.

10.13     Change in Control.

(a)	Upon a Change in Control, as defined in paragraph (b) of this Section 10.13, any stock option or restricted stock award granted to any Participant under this Plan that would have become vested upon continued employment by the Participant shall immediately vest in full and become exercisable, notwithstanding any provision to the contrary of such award, and notwithstanding the discretion of the Committee pursuant to Section 10.11.

For purposes of this Section 10.13, “Change in Control” means:

(i)	The acquisition by any person, entity or “group”, within the meaning of Section 13(d) (3) or 14(d) (2) of the Securities Exchange Act of 1934 (the “Exchange Act”) (excluding, for this purpose, (A) the Company, (B) any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company, or (C) Lyle Berman, Bradley Berman, Bradley Berman Irrevocable Trust, Julie Berman Irrevocable Trust, Jessie Lynn Berman Irrevocable Trust, and Amy Berman Irrevocable Trust, or any successors thereto) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 33% or more of either the then outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

(ii)	Individuals who, as of December 5, 2019, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to December 5, 2019 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

(iii)	Approval by the stockholders of the Company of (A) a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power of the reorganized, merged or consolidated company’s then outstanding voting securities entitled to vote generally in the election of directors of the reorganized, merged or consolidated company, or (B) a liquidation or dissolution of the Company or (C) the sale of all or substantially all of the assets of the Company.

10.14     Section 409A.  Notwithstanding any other provisions of the Plan or any Incentive award agreement, no Incentive shall be granted, deferred, accelerated, extended, paid out, adjusted pursuant to Section 10.6, or otherwise modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Incentive may not be made at the time contemplated by the terms of the Plan or the relevant Incentive award agreement, without causing the participant to be subject to taxation under Section 409A of the Code, then the Company will make such payment on the first day that would not result in the participant incurring any tax liability under Section 409A of the Code.

36